UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
April 26, 2007
Date of Report (Date of earliest event reported)
DEALERTRACK HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51653	52-2336218

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1111 Marcus Ave., Suite M04, Lake Success, NY 11042
(Address of principal executive offices) (Zip Code)
(516) 734-3600
(Registrant’s telephone number)
(not applicable)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX
EX-2.1: AGREEMENT AND PLAN OF MERGER
EX-2.2: TENDER AND SUPPORT AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
     On April 26, 2007, DealerTrack Holdings, Inc. (“DealerTrack”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arkona, Inc. (“Arkona”) and DA Acquisition Corp., a wholly-owned subsidiary of DealerTrack (the “MergerSub”), pursuant to which DealerTrack, through MergerSub, will commence an offer to purchase (i) all the outstanding shares of common stock of Arkona at a purchase price of $1.38 per common share in cash and (ii) all the outstanding shares of series B preferred stock of Arkona at a purchase price of $6.90 per series B preferred share in cash (the “Offer”). Following the consummation of the Offer, MergerSub will merger with and into Arkona (the “Merger”). The Merger Agreement includes customary representations, warranties and covenants by the parties.
     Consummation of the Offer and the Merger are subject to customary closing conditions. The consummation of the Offer is conditioned on MergerSub acquiring a majority of the then–outstanding fully-diluted shares of common stock of Arkona (which assumes conversion or exercise of all derivative securities or other rights to acquire common shares that have not expired or been terminated, including the conversion rights of the series B preferred shares, regardless of the conversion or exercise price, the vesting schedule or other terms and conditions thereof).
     Under a Tender and Support Agreement, dated as of April 26, 2007 (the “Tender and Support Agreement”), among DealerTrack, MergerSub and certain stockholders of Arkona, certain stockholders of Arkona have agreed to accept the Offer and to tender all Arkona shares owned by them, which represents approximately 30% of the outstanding shares of Arkona.
     The foregoing summary of the Merger Agreement, the Tender and Support Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, reference to such agreements, copies of which are filed, respectively, as Exhibit 2.1 and Exhibit 2.2 hereto and are incorporated herein by reference.
     On April 27, 2007, DealerTrack and Arkona issued a joint press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
Additional Information
     The tender offer described in this Current Report on Form 8-K has not yet commenced, and this Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, DealerTrack will file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”). Arkona security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by Arkona with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.
Safe Harbor for Forward-Looking Statements
     Statements in this Current Report on Form 8-K regarding DealerTrack, the tender offer to acquire Arkona shares, and all other statements in this Current Report on Form 8-K other than the recitation of historical facts are forward-looking statements (as defined in the Private Securities Litigation Reform Act of 1995). These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of DealerTrack to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements.

Forward-looking statements included herein speak only as of the date hereof. The closing of the tender offer to acquire Arkona is subject to a number of risks, including a failure to satisfy one or more of the closing conditions. DealerTrack disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.
Item 9.01. Financial Statements and Exhibits.
Exhibits.
     The following exhibits are attached to this Current Report on Form 8-K:

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 26, 2007, by and among DealerTrack Holdings, Inc., DA Acquisition Corp., and Arkona, Inc. *

Exhibit 2.2	Tender and Support Agreement, dated as of April 26, 2007, by and among DealerTrack Holdings, Inc., DA Acquisition Corp. and certain stockholders of Arkona, Inc. named therein.

Exhibit 99.1	Press Release, dated April 27, 2007.

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. DealerTrack agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DealerTrack Holdings, Inc.
Date: April 27, 2007	By:	/s/ Mark O’Neil
Name: Mark O’Neil
Title: Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.1	Agreement and Plan of Merger, dated as of April 26, 2007, by and among DealerTrack Holdings, Inc., DA Acquisition Corp. and Arkona, Inc., a Delaware corporation. *

Exhibit 2.2	Tender and Support Agreement, dated as of April 26, 2007, by and among DealerTrack Holdings, Inc., DA Acquisition Corp. and certain stockholders of Arkona, Inc. named therein.

Exhibit 99.1	Press Release, dated April 27, 2007.

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. DealerTrack agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.